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                                                                      EXHIBIT 11


                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 2000 AND 1999


Earnings net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                                  JUNE 30                        MARCH 31
                                                                          2000              1999           2000            1999
                                                                       -----------------------------     ---------------------------
Numerator for basic and diluted earnings per share:
 Net earnings                                                          $  217,500       $   23,965       $  294,178       $  201,823
 Less dividends paid:
  Class A common                                                             --               --               --             80,358
  Class B common                                                             --               --               --               --
                                                                       ---------------------------       ---------------------------
 Undistributed earnings                                                $  217,500       $   23,965       $  294,178       $  121,465

Denominator for basic and diluted earnings per share:
 Weighted average shares:
  Class A common                                                        2,009,149        2,008,949        2,009,128        2,008,949
  Class B common                                                          499,998          499,998          499,998          499,998
                                                                       ---------------------------       ---------------------------
   Total                                                                2,509,147        2,508,947        2,509,126        2,508,947

Calculation of basic and diluted earnings per share:
 Class A common:
  Distributed earnings                                                 $     --         $     --         $     --         $     0.04
  Undistributed earnings                                                     0.09             0.01             0.12             0.05
                                                                       ---------------------------       ---------------------------

   Basic and diluted earnings per share                                $     0.09       $     0.01       $     0.12       $     0.09
                                                                       ===========================       ===========================


 Class B common:
  Distributed earnings                                                 $     --         $     --         $     --         $     --
  Undistributed earnings                                                     0.09             0.01             0.12             0.05
                                                                       ---------------------------       ---------------------------
   Basic and diluted earnings per share                                $     0.09       $     0.01       $     0.12       $     0.05
                                                                       ===========================       ===========================

Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and six-month periods ended June 30, 2000 and 1999. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The number of shares excluded from the computation were 74,180 for the 2000 periods and 69,900 for the 1999 periods.